EXHIBIT 5.1

PERKINS COIE LLP

1201 THIRD AVENUE, SUITE 4800

SEATTLE, WA 98101-3099

PHONE: 206 359-8000

FAX: 206 359-9000

www.perkinscoie.com

June 16, 2010

Starbucks Corporation

2401 Utah Avenue South

Seattle, Washington 98134

Re:	Registration Statement on Form S-8 of Shares of Common Stock, $0.001 par value per share, of Starbucks Corporation

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission with respect to up to an additional 22,718,202 shares of common stock, with a par value of $0.001 per share (the “Shares”), of which up to 10,036,428 shares are authorized for issuance under the Starbucks Corporation Amended and Restated 2005 Long-Term Equity Incentive Plan (the “2005 Plan”), up to 11,290,782 shares are authorized for issuance under the Starbucks Corporation Amended and Restated Key Employee Stock Option Plan – 1994 (the “1994 Plan”) and up to 1,390,992 shares are authorized for issuance under the Starbucks Corporation Amended and Restated 1989 Stock Option Plan for Non-Employee Directors (the “1989 Plan”) (collectively, the 2005 Plan, the 1994 Plan and the 1989 Plan are referred to herein as the “Plans”).

We have examined the Registration Statement and such documents and records of Starbucks Corporation as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plans have been duly authorized and that, upon the due execution by Starbucks Corporation of any certificates representing the Shares, the registration by its registrar of such Shares and the sale thereof by Starbucks Corporation in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Perkins Coie LLP